EXHIBIT 99.1

Spriza Announces DoubleDown Casino® Contest

EL SEGUNDO, CA – (December 1st, 2014) - Spriza, Inc. (OTCQB: SPRZ)  is pleased to announce that it has entered into a contract with DoubleDown Interactive LLC to run a campaign for its DoubleDown Casino® property, one of the highest grossing social online gaming companies on Facebook.

Through Spriza’s proprietary online contest management platform,“ SPRIZA™”, DoubleDown Casino is running a contest where participants can win the Grand Prize. The trip is for four to any location in the US (including Hawaii and Alaska) The prize includes airfare, a 5 nights accomodation, transportation and an allowance of $5,000 (Retail Value: $9,000). There is also a secondary prize for one winner that includes a gift card for $2,000. A third prize will see 10 people each win a 100 million chip package to play at DoubleDown Casino. A value of $99.

Each participant who enters the contest will also have the chance to win a 2 night stay at the Hard Rock Hotel & Casino in Las Vegas. The contest is open to residents of the United States (including Hawaii, Alaska and Puerto Rico) and Canada (excluding Quebec). The contest will be seeded by notices to over 10 million active subscribers.

Lee Borschowa, Spriza’s International Business Development Executive, stated, “We are very excited to work with DoubleDown Casino, they are one of the largest, if not the largest social gaming company on the planet. Our contest management platform is the perfect vehicle for them to not only retain current players, but also for new player acquisition.”

The contest will launch in early 2015 and run for 30 days. The contest will also be available on the DoubleDown Casino site, (www.doubledowncasino.com) and through mobile applications to its approximately 2.1 million plus daily players. Download the app

About DoubleDown Casino® :

DoubleDown Casino is the best website on the Internet for free casino games and free mobile casino games with no download or registration requirements and you can get started playing right now! With millions of players online in our free casino, you can enjoy a variety of games including over 30+ free Slots, Poker, Bingo, Video Poker and Slot Tournaments and much more.

About Spriza, Inc.:

Spriza, Inc. is an emerging growth public company and has its shares quoted on the OTCQB under the symbol "SPRZ". SPRIZA™ provides deep, real-time analytics and reporting, through a robust tool that measures marketing and advertising budgets for real time return on investment analysis and demographic profiling. www.spriza.com

Forward-Looking Statements:

This news release contains "forward-looking statements" as that term is defined in Section 27A of the United States Securities Act of 1933, as amended and Section 21E of the Securities Exchange Act of 1934, as amended. Statements in this press release which are not purely historical are forward-looking statements and include any statements regarding beliefs, plans, expectations or intentions regarding the future. Such forward-looking statements include, among other things, achieving an objective of an annualized sales run rate of one million cases next year. Actual results could differ from those projected in any forward-looking statements due to numerous factors. Such factors include, among others, the inherent uncertainties associated with new projects and development stage companies. These forward-looking statements are made as of the date of this news release, and the company assumes no obligation to update the forward-looking statements, or to update the reasons why actual results could differ from those projected in the forward-looking statements. Although management believes that any beliefs, plans, expectations and intentions contained in this press release are reasonable, there can be no assurance that any such beliefs, plans, expectations or intentions will prove to be accurate. Investors should consult all of the information set forth herein and should also refer to the risk factors disclosure outlined in the company's annual report on Form 10-K for the most recent fiscal year, quarterly reports on Form 10-Q and other periodic reports filed from time-to-time with the Securities and Exchange Commission.

For more information visit:
Website: http://www.spriza.com

Become a SPRIZA Facebook Fan at https://www.facebook.com/sprizacontests

Follow SPRIZA on Twitter at https://twitter.com/sprizacontests

For more information, contact:

Media Relations:
Christian Darbyshire
TINEPUBLIC
tinepublic@shaw.ca
416-419-9953
SOURCE Spriza, Inc.